Exhibit 99.1

Ixia Announces 2011 Third Quarter Results

CALABASAS, CA, October 20, 2011 — Ixia (Nasdaq:XXIA) today reported its financial results for the third quarter ended September 30, 2011.

Total revenue for the 2011 third quarter was $77.3 million, compared with $70.9 million reported for the 2010 third quarter and $69.0 million reported for the 2011 second quarter.

On a GAAP basis, the company recorded net income for the 2011 third quarter of $6.4 million, or $0.09 per diluted share, compared with net income of $4.9 million, or $0.07 per diluted share, for the 2010 third quarter.

Non-GAAP net income for the 2011 third quarter was $12.0 million, or $0.16 per diluted share, compared with non-GAAP net income of $9.8 million, or $0.14 per diluted share, for the 2010 third quarter.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to comparable GAAP measures for the three and nine months ended September 30, 2011 and 2010 may be found in the attached financial tables.

“We are very pleased with our third quarter financial results as we performed well across several metrics,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “Revenue rebounded from the prior quarter driven by stronger carrier sales in both the US and Japan, as well as increased government business. With our broad and differentiated product portfolio, our high gross margins, and a keen focus on operating expenses, we significantly expanded our operating margin and generated $18.9 million in cash from operations.

“We believe key market indicators and customer spending trends are encouraging,” continued Mr. Bhatnagar. “While we are not immune to macroeconomic conditions, the trends driving our markets, such as mobility and next generation network upgrades, should continue to drive our business over the next several years.”

Ixia ended the third quarter with approximately $367 million in cash and investments, compared with $369 million at June 30, 2011. During the third quarter of 2011, we completed our acquisition of VeriWave, Inc. (“VeriWave”) for approximately $15.6 million in cash (net of the cash on VeriWave’s Balance Sheet).

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2011 third quarter results and its business outlook for the 2011 fourth quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP interest income and other, net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia provides the industry’s most comprehensive converged IP services testing solution – from the wireless edge to the Internet core. Network equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s industry-leading test and simulation platforms to design and validate a broad range of wired, Wi-Fi, and 3G/4G networking equipment and networks. Ixia’s solutions create real-world conditions by emulating a full range of high-scaling networking protocols and generating media-rich application traffic to validate performance, conformance and security of cloud, core, data center, wireless and multiplay networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. Such factors also include the risk that the anticipated benefits of our acquisition of VeriWave or other recent acquisitions will not be realized, as well as the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010

Assets

Current assets:
Cash and cash equivalents	$48,416	$76,082
Short-term investments in marketable securities	113,420	151,696
Accounts receivable, net	67,227	67,838
Inventories	30,400	28,965
Prepaid expenses and other current assets	15,119	12,647

Total current assets	274,582	337,228

Investments in marketable securities	205,382	111,440
Property and equipment, net	24,172	22,745
Intangible assets, net	50,171	52,778
Goodwill	66,429	59,384
Other assets	6,455	6,308

Total assets	$627,191	$589,883

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,276	$9,924
Accrued expenses	30,455	33,778
Deferred revenues	40,047	37,505
Income taxes payable	—	1,648

Total current liabilities	79,778	82,855

Deferred revenues	9,163	9,170
Other liabilities	5,960	6,378
Convertible senior notes	200,000	200,000

Total liabilities	294,901	298,403

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2011 and December 31, 2010; 69,703 and 67,613 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	129,294	115,590
Additional paid-in capital	146,719	133,249
Retained earnings	54,198	40,187
Accumulated other comprehensive income	2,079	2,454

Total shareholders’ equity	332,290	291,480

Total liabilities and shareholders’ equity	$627,191	$589,883

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	00000000	00000000	00000000	00000000
	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Revenues:
Products	$62,062	$58,540	$181,981	$164,134
Services	15,209	12,350	42,724	34,901

Total revenues	77,271	70,890	224,705	199,035

Costs and operating expenses:(1)
Cost of revenues – products	14,164	14,231	41,199	39,449
Cost of revenues – services	1,573	1,535	4,682	4,561
Research and development	18,932	17,802	55,996	54,323
Sales and marketing	20,397	19,665	64,525	57,986
General and administrative	9,420	8,443	25,892	25,667
Amortization of intangible assets(2)	4,239	3,532	11,718	13,676
Acquisition and other related	377	312	851	2,991
Restructuring	—	30	—	3,587

Total costs and operating expenses	69,102	65,550	204,863	202,240

Income (loss) from operations	8,169	5,340	19,842	(3,205)
Interest income and other, net(2)	1,022	578	1,813	9,674
Interest expense	(1,800)	—	(5,400)	—

Income before income taxes	7,391	5,918	16,255	6,469
Income tax expense	943	1,044	2,244	1,087

Net income	$6,448	$4,874	$14,011	$5,382

Earnings per share:
Basic	$0.09	$0.07	$0.20	$0.08
Diluted	$0.09	$0.07	$0.20	$0.08

Weighted average number of common and common equivalent shares outstanding:
Basic	69,613	65,513	68,968	64,388
Diluted	70,892	68,018	71,595	66,341

(1) Stock-basedcompensation included in:
Cost of revenues - products	$81	$115	$329	$371
Cost of revenues - services	31	44	125	140
Research and development	918	1,191	3,374	3,748
Sales and marketing	679	772	2,546	2,503
General and administrative	1,172	916	3,614	2,468

(2)       The three months ended September 30, 2010 included out-of-period adjustments attributable to the three months ended June 30, 2010, which decreased non-cash amortization of intangible assets by $333,000 and increased interest income and other, net by $267,000.

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	000000	000000	000000	000000
	Three months ended September 30,
	2011		2010
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$77,271	100%	$70,890	100%

Total cost of revenues – GAAP	$15,737	20.4%	$15,766	22.2%
Stock-based compensation(a)	(112)	-0.2%	(159)	-0.2%

Total cost of revenues – Non-GAAP	$15,625	20.2%	$15,607	22.0%

Operating expenses – GAAP	$53,365	69.1%	$49,784	70.2%
Amortization of intangible assets(b)	(4,239)	-5.5%	(3,532)	-5.0%
Acquisition and other related(c)	(377)	-0.5%	(312)	-0.4%
Restructuring(d)	—	—%	(30)	-0.0%
Stock-based compensation(a)	(2,769)	-3.6%	(2,879)	-4.1%

Operating expenses – Non-GAAP	$45,980	59.5%	$43,031	60.7%

Operating margin – GAAP	$8,169	10.6%	$5,340	7.5%
Amortization of intangible assets(b)	4,239	5.5%	3,532	5.0%
Acquisition and other related(c)	377	0.5%	312	0.4%
Restructuring(d)	—	—%	30	0.0%
Stock-based compensation(a)	2,881	3.7%	3,038	4.4%

Operating margin – Non-GAAP	$15,666	20.3%	$12,252	17.3%

Income tax expense – GAAP	$943	1.2%	$1,044	1.5%
Effect of reconciling items(e)	1,906	2.5%	1,998	2.8%

Income tax expense – Non-GAAP	$2,849	3.7%	$3,042	4.3%

Net income – GAAP	$6,448	8.3%	$4,874	6.9%
Effect of reconciling items(f)	5,591	7.3%	4,914	6.9%

Net income – Non-GAAP	$12,039	15.6%	$9,788	13.8%

Diluted earnings per share – GAAP	$0.09		$0.07
Effect of reconciling items(g)(h)	0.07		0.07

Diluted earnings per share – Non-GAAP	$0.16		$0.14

(a)

This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)

This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and our recent acquisition of VeriWave, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009, Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and our acquisition of VeriWave, Inc. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee costs, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)	This reconciling item represents costs primarily associated with our restructuring plan announced during the first quarter of 2010 related to our acquisition of the N2X Data Network Testing Product Line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c) and (d) as well as changes in the valuation allowance relating to the company’s deferred tax assets.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e), on a diluted per share basis.

(h)	This reconciling item for the three months ended September 30, 2011 non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.

IXIA

Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures

(in thousands, except percentages and per share data)

(unaudited)

	000000	000000	000000	000000
	Nine months ended September 30,
	2011		2010
	Amount ($)	% Total Revenues	Amount ($)	% Total Revenues
Total revenues	$224,705	100%	$199,035	100%

Total cost of revenues – GAAP	$45,881	20.4%	$44,010	22.1%
Stock-based compensation(a)	(454)	-0.2%	(511)	-0.2%

Total cost of revenues – Non-GAAP	$45,427	20.2%	$43,499	21.9%

Operating expenses – GAAP	$158,982	70.8%	$158,230	79.5%
Amortization of intangible assets(b)	(11,718)	-5.2%	(13,676)	-6.9%
Acquisition and other related(c)	(851)	-0.4%	(2,991)	-1.5%
Restructuring(d)	—	—%	(3,587)	-1.8%
Stock-based compensation(a)	(9,534)	-4.2%	(8,719)	-4.4%
Legal and contract settlements(e)	(900)	-0.5%	—	—%

Operating expenses – Non-GAAP	$135,979	60.5%	$129,257	64.9%

Operating margin – GAAP	$19,842	8.8%	$(3,205)	-1.6%
Amortization of intangible assets(b)	11,718	5.2%	13,676	6.9%
Acquisition and other related(c)	851	0.4%	2,991	1.5%
Restructuring(d)	—	—%	3,587	1.8%
Stock-based compensation(a)	9,988	4.4%	9,230	4.6%
Legal and contract settlements(e)	900	0.5%	—	—%

Operating margin – Non-GAAP	$43,299	19.3%	$26,279	13.2%

Interest income and other, net – GAAP	$1,813	0.8%	$9,674	4.9%
Auction rate securities settlements(f)	—	—%	(8,925)	-4.5%

Interest income and other, net – Non-GAAP	$1,813	0.8%	$749	0.4%

Income tax expense – GAAP	$2,244	1.0%	$1,087	0.5%
Effect of reconciling items(g)	7,430	3.3%	6,016	3.1%

Income tax expense – Non-GAAP	$9,674	4.3%	$7,103	3.6%

Net income – GAAP	$14,011	6.2%	$5,382	2.7%
Effect of reconciling items(h)	16,027	7.2%	14,543	7.3%

Net income – Non-GAAP	$30,038	13.4%	$19,925	10.0%

Diluted earnings per share – GAAP	$0.20		$0.08
Effect of reconciling items(i)(j)	0.21		0.22

Diluted earnings per share – Non-GAAP	$0.41		$0.30

(a)

This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)

This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and our recent acquisition of VeriWave, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009, Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and our acquisition of VeriWave, Inc. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee costs, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)	This reconciling item represents costs primarily associated with our restructuring plan announced during the first quarter of 2010 related to our acquisition of the N2X Data Network Testing Product Line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This adjustment includes a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract. We believe that by excluding this one-time charge, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This reconciling item represents settlement proceeds received during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our previous investments in auction rate securities with an aggregate par value of $19.0 million. As these proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f) as well as changes in the valuation allowance relating to the company’s deferred tax assets.

(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f) and (g).

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f) and (g), on a diluted per share basis.

(j)	This reconciling item for the nine months ended September 30, 2011 non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.